Exhibit 10.6

SHARE SALE AND PURCHASE AGREEMENT

THIS SHARE SALE AND PURCHASE AGREEMENT (“SPA”) is entered into as of 19 December 2025 (“Effective Date”).

BY AND BETWEEN:

(1)	HIDAKA HOLDLINGS (2008) CO., LTD., a company incorporated and existing under the laws of Thailand, having its registered office at 27 Hidaka Building, Floor 4 Soi Bangna-Trad 25, Bangna-Trad Road, Bangna Nuea Subdistrict, Bangna District, Bangkok 10260, Thailand (“Purchaser”); and

(2)	KOEI JAPAN CO., LTD., a company incorporated and existing under the laws of Japan, having its registered office at 1-13-3 Fukuura, Kanazawa-ku, Yokohama-shi, Kanagawa 236-0004, Japan (“Seller”).

Each of the Purchaser and the Seller may be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)	The Purchaser intends to acquire forty-nine (49) percent of the total Shares in the Company from the Seller.

(B)	Therefore, the Purchaser wishes to purchase from the Seller the Sale Shares (as specified in Article 2.1) and the Seller intends to sell the Sale Shares to the Purchaser in accordance with the terms and conditions of this SPA.

NOW THEREFORE the Parties hereby agree as follows:

1.	DEFINITIONS

1.1	In this SPA, unless otherwise specified, the following capitalized terms shall have the following meanings:

Applicable Stamp Duty	shall have the meaning as prescribed to it in Article 5.4.
Authorized Persons	shall have the meaning as prescribed to it in Article 9.4(a).
Claims	shall have the meaning as prescribed to it in Article 8.1.
Closing	means the completion of the Share Transfer pursuant to Article 2 and in accordance with Article 5.
Closing Date	shall have the meaning as prescribed to it in Article 5.1.
Closing EGM	shall have the meaning as prescribed to it in Article 6.3.
Communications	shall have the meaning as prescribed to it in Article 13.2.
Company or Target Company	means Koei (Thailand) Co., Ltd. a limited company organized and existing under the laws of Thailand, having the registration number 0205567002627.
Conditions Precedent for the Purchaser	shall have the meaning as prescribed to it in Article 4.2.
Conditions Precedent for the Seller	shall have the meaning as prescribed to it in Article 4.1.
Confidential Information	shall have the meaning as prescribed to it in Article 9.2.
De Minimis Amount	shall have the meaning as prescribed to it in Article 8.3.2(a).
Delivering Party	shall have the meaning as prescribed to it in Article 13.2.
Effective Date	shall have the meaning as prescribed to it in the preamble.
EGM Matters	shall have the meaning as prescribed to it in Article 6.3.
Encumbrances	means any claim, charge, lien, mortgage, servitude, pledge, easement, trust, power or title retention, or guarantee for payment or performance of obligation, or any other third party right or security interest of any kind, or any agreement, arrangement or obligation to create any of the foregoing or allow any of them to exist.
Indemnified Party	shall have the meaning as prescribed to it in Article 8.1.
Indemnifying Party	shall have the meaning as prescribed to it in Article 8.1.
Party	shall have the meaning as prescribed to it in the preamble.
Parties	shall have the meaning as prescribed to it in the preamble.
Purchase Price	shall have the meaning as prescribed to it in Article 3.1.
Purchaser	shall have the meaning as prescribed to it in the preamble.
Related Costs	shall have the meaning as prescribed to it in Article 13.1.
Representations and Warranties of the Purchaser	shall have the meaning as prescribed to it in Article 7.2.
Representations and Warranties of the Seller	shall have the meaning as prescribed to it in Article 7.1.
Sale Shares	shall have the meaning as prescribed to it in Article 2.1.
Seller	shall have the meaning as prescribed to it in the preamble.
Seller Support Letter	shall have the meaning as prescribed to it in Article 6.1.3.
Seller’s Share Certificate	shall have the meaning as prescribed to it in Article 5.2(c).
SHA	shall mean the Shareholders Agreement concerning the management and operation of the Company to be entered into by the Parties.
Share Transfer	shall have the meaning as prescribed to it in Article 2.1.
Share Transfer Instruments	shall have the meaning as prescribed to it in Article 5.2(a).
Shares	means any or all shares issued by the Company.
SPA	means this Share Sale and Purchase Agreement, including its Article (s) and Annex(es), and all its amendment(s) as may be duly amended in accordance with this SPA.
THB	means Thai Baht.
Threshold Amount	shall have the meaning as prescribed to it in Article 8.3.2(b).

2.	SALE AND PURCHASE OF SALE SHARES

2.1	At the Closing, on and subject to the terms and conditions of this SPA, the Seller agrees to sell and transfer Shares to the Purchaser and the Purchaser agrees to purchase and acquire Shares from the Seller Nine Thousand Eight Hundred (9,800) Shares (“Sale Shares”), including legal and beneficial rights and interest now and hereafter attaching thereto or accrued therefrom in and to the Sale Shares, free from all Encumbrances (“Share Transfer”).

2.2	Legal and beneficial ownership of the Sale Shares shall pass from the Seller to the Purchaser at the Closing.

3.	PURCHASE PRICE AND PAYMENT

3.1	The purchase price of the Sale Shares shall be THB 980,000 (“Purchase Price”), exclusive of taxes (if any).

3.2	The Purchase Price shall be paid by wire transfer to the bank account designated by the Seller.

3.3	The Purchaser shall be responsible for the transfer fee, bank charges and/or any other expenses relating to the payment and the transfer of the Purchase Price and any other payment to the Seller.

4.	CONDITIONS PRECEDENT

4.1	Conditions Precedent for the Obligation of the Seller

The obligation of the Seller to proceed with and complete the Share Transfer on the Closing Date under Article 5 is conditional upon the satisfaction or waiver (by the Seller) of the following conditions precedent (“Conditions Precedent for the Seller”):

(a)	All the covenants, conditions, obligations and agreements required to be performed prior to or on the Closing Date and complied with by the Purchaser under this SPA have been duly performed and/or complied with (except for any covenant, condition, obligation or agreement which shall be performed or complied with only after the Closing);

(b)	Each of the Representations and Warranties of the Purchaser shall be true, complete, correct and accurate, and not misleading in all aspects, as at the Closing;

(c)	All necessary consents, approvals, permits, licenses, authorizations, or waivers as required for the Share Transfer, if any, have been obtained without any condition, and where any such consents, approvals, permits, licenses, authorizations, or waivers as required for the Share Transfer are subject to any condition, such condition being fulfilled to the satisfaction of the Seller in its absolute discretion;

(d)	The sale, purchase, or transfer of the Sale Shares not being prohibited by any laws or by any government authority.

(e)	The SHA has been duly executed by the Parties, and it is reasonably certain that the SHA will come into full force and effect simultaneously with the Closing.

4.2	Conditions Precedent for the Obligation of the Purchaser

The obligation of the Purchaser to proceed with and complete the Share Transfer on the Closing Date under Article 5 is conditional upon the satisfaction or waiver (by the Purchaser) of the following conditions precedent (“Conditions Precedent for the Purchaser”):

(a)	All the covenants, conditions, obligations and agreements required to be performed prior to or on the Closing Date and complied with by the Seller under this SPA have been duly performed and/or complied with (except for any covenant, condition, obligation or agreement which shall be performed or complied with only after the Closing);

(b)	Each of the Representations and Warranties of the Seller shall be true, complete, correct and accurate, and not misleading in all aspects, as at the Closing.

(c)	All necessary consents, approvals, permits, licenses, authorizations, or waivers as required for the Share Transfer, if any, have been obtained without any condition, and where any such consents, approvals, permits, licenses, authorizations, or waivers as required for the Share Transfer are subject to any condition, such condition being fulfilled to the satisfaction of the Purchaser in its absolute discretion.

(d)	The sale, purchase, or transfer of the Sale Shares not being prohibited by any laws or by any government authority.

(e)	The Seller has issued to the Purchaser a letter confirming the fulfilment of the Conditions Precedent for the Purchaser.

(f)	The SHA has been duly executed by the Parties, and it is reasonably certain that the SHA will come into full force and effect simultaneously with the Closing.

4.3	Non-Satisfaction or Waiver

4.3.1	If the Conditions Precedent for the Seller are not satisfied or waived by the Seller prior to or on the Closing Date, the Seller shall not be bound to proceed with the Share Transfer, and, in addition to and without prejudice to any rights, claims, or remedies available to it, may in its sole and absolute discretion terminate this SPA by written notice to the Purchaser, unless otherwise mutually agreed by the Parties.

4.3.2	If the Conditions Precedent for the Purchaser are not satisfied or waived by the Purchaser prior to or on the Closing Date, the Purchaser shall not be bound to proceed with the Share Transfer, and, in addition to and without prejudice to any rights, claims, or remedies available to it, may in its sole and absolute discretion terminate this SPA by written notice to the Seller, unless otherwise mutually agreed by the Parties.

5.	COMPLETION OF SHARE TRANSFER

5.1	The Closing shall take place on 28 February 2026 or any other time or date as may be mutually agreed by the Parties (“Closing Date”). Unless otherwise mutually agreed by the Parties, in the event the Closing Date is deferred, the provisions of this SPA shall apply to the Share Transfer on such Closing Date so deferred.

5.2	At the Closing, subject to Article 4, the Parties shall take the following actions in the following order to proceed with and complete the Share Transfer:

(a)	The Seller shall execute the original Share Transfer Instruments of the Sale Shares, as one (1) original copy and one (1) duplicate copy, in favor of the Purchaser (“Share Transfer Instruments”);

(b)	The Purchaser shall execute the Share Transfer Instruments and pay the Purchase Price to the Seller in accordance with Article 3;

(c)	The Seller shall deliver the share certificates of the Sale Shares (“Seller’s Share Certificate”) to the Company and procure the Company to cancel the Seller’s Share Certificate and issue the new original share certificate of the Sale Shares to the Purchaser;

(d)	The Seller shall procure the Company to record the Share Transfer in the shareholder register book of the Company and to deliver a copy of the updated shareholder register book to the Purchaser; and

(e)	The Seller shall deliver a receipt of the Purchase Price payment issued by the Seller.

5.3	The obligations of the Seller and the Purchaser under this Article 5 are interdependent and shall be performed concurrently, to the greatest extent practicable. In the event that either Party fails to perform its respective obligation, the other Party shall not be required to perform its corresponding obligation. To the extent any actions have already been taken by either Party in anticipation of such performance of the other Party, the Parties shall take all reasonable steps necessary to unwind or reverse such actions.

5.4	With respect to the stamp duty applicable to the Share Transfer Instruments executed by the Parties, the Seller and the Purchaser agree to bear such stamp duty in equal amount with each Party bearing fifty (50) percent of the stamp duty (“Applicable Stamp Duty”).

6.	EFFECT OF CLOSING; POST-CLOSING ACTIONS

6.1	Effect of Closing

6.1.1	Company New Office

The location of the Target Company after the Closing will be 165 Moo 3 Soi Wat Suan Som, Pu Chao Samingprai Rd., Bang Prong Subdistrict, Mueang District, Samut Prakan Province. The Target Company shall lease such land from the Purchaser and carry out construction work related to the factory building thereon by itself. The details of such construction work, including its scope and cost allocation, shall be separately agreed upon between the Parties.

6.1.2	Company New Name

The Company’s name shall be changed to HIDAKA KOEI (THAILAND) CO., LTD. Therefore, the Seller shall and shall procure the Company to prepare for the amendment of the name, logo, and company seal of the Company to be resolved at the Closing EGM.

6.1.3	Shareholders structure after Closing Date

The Shareholders structure of the Company is the Purchaser, the Seller, and one or two Thai corporations or individuals with Thai nationality designated by the Seller (“Third Shareholder”).

6.1.4	Registered capital of the Target Company after Closing Date

The registered capital shall be increased to THB 4,000,000 after Closing Date, and thereafter the specific amount shall be determined separately through consultation among the Purchaser, the Seller, and the Third Shareholder with reference to the Thai Baht equivalent of JPY 100 million. Each shareholder shall make its capital contribution in cash from its own funds.

Shareholding ratios upon the Closing and completion of Article 6.1.4 are the Purchaser 49%, the Seller 49%, and the Third Shareholder 2%.

6.2	Financing Support to Company

The Parties acknowledge that, between the Parties, the Parties are responsible for maintaining the financial stability of the Company upon the Closing.

6.3	Shareholders Agreement

The Parties shall enter into the SHA before the Closing, which shall come into force upon the Closing.

6.4	Filing of the List of Shareholders

Within five (5) days following the Closing Date, the Seller shall procure the Company to update a list of shareholders (BOJ.5) of the Company showing the Purchaser is the shareholder of the Sale Shares issued by the Department of Business Development, the Ministry of Commerce and to deliver a copy of the updated list of shareholders (BOJ.5) to the Purchaser

7.	REPRESENTATIONS AND WARRANTIES

7.1	Representations and Warranties of the Seller

The Seller represents and warrants to the Purchaser that on the Effective Date and the Closing Date each of the following Seller’s representations and warranties (“Representations and Warranties of the Seller”) is true, complete, correct and not misleading:

(a)	it is a company duly incorporated and validly existing under the laws of its place of incorporation, and has the legal right, power and authority to enter into, deliver and perform this SPA.

(b)	this SPA constitutes, and the other documents to be executed by it pursuant to this SPA will, when executed, constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

(c)	it has adopted or obtained all necessary authorizations, permits, consents and approvals required in order to enter into, deliver and perform this SPA and the transactions contemplated herein. The execution and performance of this SPA and the transactions contemplated herein by the Seller do not contravene or breach any contract adopted or executed by the Seller, or any order, judgment, decree, regulation, any applicable laws or any other restriction of any kind by which the Seller is bound.

(d)	it has not been declared insolvent or bankrupt (or subject to any analogous proceedings), nor is it the subject of any pending petition, action or proceeding that could result in the filing of bankruptcy or insolvency or analogous proceedings, bankruptcy, insolvency, any judicial composition, or any extra-judicial arrangement or settlement with its creditors. It has not been subject to dissolution, winding up or liquidation, and there is no outstanding proceeding seeking such dissolution, winding up or liquidation.

7.2	Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Seller that on the Effective Date and the Closing Date each of the following Purchaser’s representations and warranties (“Representations and Warranties of the Purchaser”) is true, complete, correct and not misleading:

(a)	it is a company duly incorporated and validly existing under the laws of its place of incorporation, and has the legal right, power and authority to enter into, deliver and perform this SPA.

(b)	this SPA constitutes, and the other documents to be executed by it pursuant to this SPA will, when executed, constitute legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms.

(c)	it has adopted or obtained all necessary authorizations, permits, consents and approvals required in order to enter into, deliver and perform this SPA and the transactions contemplated herein. The execution and performance of this SPA and the transactions contemplated herein by the Purchaser do not contravene or breach any contract adopted or executed by the Purchaser, or any order, judgment, decree, regulation, any applicable laws or any other restriction of any kind by which the Purchaser is bound.

(d)	it has not been declared insolvent or bankrupt (or subject to any analogous proceedings), nor is it the subject of any pending petition, action or proceeding that could result in the filing of bankruptcy or insolvency or analogous proceedings, bankruptcy, insolvency, any judicial composition, or any extra-judicial arrangement or settlement with its creditors. It has not been subject to dissolution, winding up or liquidation, and there is no outstanding proceeding seeking such dissolution, winding up or liquidation.

8.	INDEMNITY AND LIABILITY

8.1	Each Party (“Indemnifying Party”) shall indemnify and be liable to the other Party (“Indemnified Party”) and hold the Indemnified Party harmless from and against any and all allegations, obligations, debts, claims, cause of action, proceedings, suits, demands, damages, liabilities, losses, and costs and expenses (including, without limitation, reasonable attorneys’, consultants’ or professionals’ fees and expenses) (collectively, “Claims”) paid, incurred or suffered by the Indemnified Party due to any breach by the Indemnifying Party of any of its representations or warranties under this SPA.

8.2
For the avoidance of doubt, the indemnification and the liability of the Seller shall be subject to and limited by the provisions of Article 8.3, provided that the Purchaser shall make any claim against the Seller in accordance with the procedures set out in Article 8.3, including Article 8.3.6.

8.3	Limitation of Liability

8.3.1	The Purchaser acknowledges and agrees that the Share Transfer and any transactions contemplated in this SPA are made on an ‘as-is’ basis as at the Closing. Therefore, in this respect, the Seller shall not indemnify or be liable for any Claims unless a representation, warranty or covenant is explicitly provided by the Seller in this SPA.

8.3.2	The Indemnifying Party or the Seller shall not be liable for any Claims unless:

(a)	the liability in respect of any such Claims exceeds one (1) percent of the Purchase Price (“De Minimis Amount”); and

(b)	the aggregate amount of the Indemnifying Party’s or the Seller’s liability in respect of such Claims mentioned in item (a) above exceeds ten (10) percent of the Purchase Price (“Threshold Amount”),

in which case, the Indemnifying Party or the Seller shall be liable for the amount of such qualifying Claims. However, any Claims equal to or below the De Minimis Amount shall not be counted toward the Threshold Amount.

8.3.3	The Seller shall not be liable in respect of any Claims, or any part or increased part thereof, in the event that:

(a)	the Claim arises from any act, omission, transaction or arrangement of the Purchaser;

(b)	the Claim relates to any matter, liability, or event that was disclosed to or otherwise known by the Purchaser prior to the Effective Date;

(c)	the Claim arises from or is based on any change in law which comes into force or otherwise takes effect after the Effective Date;

(d)	the Claim arises from or is based on any change to the accounting policy or any method applied in preparing any accounts, or the valuation of any assets or liabilities of the Company occurring after the Closing, for which the change thereof is as agreed with the Purchaser;

(e)	the Claim arises from the Purchaser’s failure to take reasonable steps to avoid or mitigate the loss or damage;

(a)	the loss or damage forming the basis of the Claim is contingent and has not yet resulted in any actual loss or damage suffered by the Purchaser; and/or

(f)	the Purchaser has already been compensated in respect of the same loss or damage under any provision of this SPA or otherwise.

8.3.4	The Purchaser shall not be entitled to recover or otherwise claim the Seller for any Claims unless (i) the Purchaser has taken reasonable steps to enforce the recovery or otherwise claim reimbursement or damages from the relevant third party, and (ii) the Seller’s liability in respect of such relevant Claims shall be reduced by the amount recovered, reimbursed or paid by or from the relevant third party, or be extinguished if the amount recovered, reimbursed or paid by or from the relevant third party exceeds the amount of the relevant Claims.

8.3.5	The Purchaser shall not have the right to recover damages, or to receive payment, reimbursement, indemnity, or otherwise more than once in respect of the same loss or damage that has already been claimed, compensated and recovered. The Purchaser shall take all reasonable steps to avoid or mitigate any losses or damages that it may suffer or incur, which could give rise to a Claim.

8.3.6	Any claim for indemnification or liabilities against the Indemnifying Party or the Seller, as the case may be, under this SPA shall be notified in writing to the Indemnifying Party or the Seller, as the case may be, within [six (6) months] from the date on which the Purchaser becomes aware, or ought reasonably to have become aware, of the circumstances giving rise to such claim, and in any event no later than one(1) year from the Closing Date, provided that any claim so notified within such period shall survive until it is finally resolved.

8.3.7	The total indemnification and liabilities of the Seller in this SPA are capped at twenty (20) percent of the Purchase Price. For the avoidance of doubt, the limitations set forth in this Article 8.3 (including the De Minimis Amount, the Threshold Amount and the cap) shall not apply to (i) any failure by the Purchaser to pay the Purchase Price in accordance with Article 3 (in that case the Seller shall be entitled to recover up to 100% of the Purchase Price, together with any applicable interest and costs), and (ii) any fraud or willful misconduct.

9.	CONFIDENTIALITY; PUBLIC ANNOUNCEMENT

9.1	Each Party shall use the Confidential Information only for the purpose of the Share Transfer and any transactions contemplated in this SPA.

9.2	For the purpose of this SPA, the “Confidential Information” is the information, in any format or manner, received or obtained in relation to this SPA, including:

(a)	the provisions or the subject matter of this SPA;

(b)	the provisions or the subject matter of any transactions contemplated in this SPA; and

(c)	the negotiation, discussion or any form of Communications between the Parties related to this SPA or related to any transactions contemplated in this SPA.

9.3	In all regards, the receiving Party shall keep confidential the Confidential Information of, in connection with or as disclosed by the disclosing Party until such Confidential Information becomes generally available to the public by any reasons not attributable to the receiving Party.

9.4	Each Party shall not disclose the Confidential Information to any third party unless such disclosure is made as follows:

(a)	disclosure is made to its affiliates, shareholders, successors or permitted assignees, directors, officers, employees, or professional advisers or auditors (as necessary to advise on this SPA or facilitate or evaluate the transactions as contemplated by this SPA) (collectively, “Authorized Persons”) on a ‘need-to-know’ basis, provided that the Authorized Persons are bound by this confidential obligation or its equivalent; or

(b)	disclosure is made to fulfill the statutory obligation of disclosure under the law or as required by the governmental authority or court, provided that the Party required to make such disclosure shall, to the extent legally permissible, consult with the other Party in advance and take into account any reasonable requests the other Party may have in relation to such disclosure.

9.5	Upon the termination of this SPA or as reasonably requested by the disclosing Party, the receiving Party shall return the Confidential Information of, or disclosed by, the disclosing Party (and any copies made thereto) to the disclosing Party; or destroy such Confidential Information upon the request of the disclosing Party, unless the receiving Party is required by the applicable law to retain such Confidential Information for the retention period under the applicable law.

9.6	No public announcement, release or statement relating to this SPA shall be made by either Party without the prior consent of the other Party, unless the Party is required by the applicable law to make such public announcement, release or statement under the applicable law.

10.	TERMINATION

10.1	Termination Events

10.1.1	This SPA may be terminated at any time prior to the Closing:

(a)	by the non-defaulting Party, by a written notice to the defaulting Party, if there is any material breach or default by the defaulting Party of any of its obligations, covenants or undertakings under this SPA, including the falsity or inaccuracy of any of the representations and warranties of the defaulting Party which, in the opinion of the non-defaulting Party, is not rectifiable, or, if in the opinion of the non-defaulting Party is rectifiable, but is not remedied within fifteen (15) days from the date of notice to such defaulting Party;

(b)	by either Party, by a written notice to the other Party with immediate effect, if a legislative or governmental action has occurred or been taken that prohibit, restrict or limit the consummation of the Share Transfer as contemplated herein;

(c)	by either Party, by a written notice to the other Party with immediate effect, in the event of and pursuant to Article 4.3.1 or Article 4.3.2, as the case may be;

(d)	by either Party, by a written notice to the other Party, if the other Party files a petition in bankruptcy or a petition in bankruptcy is filed against the other Party, or the other Party becomes insolvent, bankrupt, or makes a general assignment or agreement for the benefit of its creditors, or goes into dissolution, liquidation or receivership, or any analogous proceeding;

(e)	by mutual agreement of the Parties.

10.1.2	This SPA shall not be terminated for any events or reasons other than those set forth in Article 10.1.1. For the avoidance of doubt, no Party shall have the right to terminate this SPA after the completion of the Closing.

10.2	Consequences of Termination

10.2.1	Nothing in this SPA shall preclude or restrict a Party from recourse, such as remedies, as may be available at law, in lieu of or in addition to the termination of this SPA.

11.	GOVERNING LAW

This SPA shall be governed by and construed in accordance with the laws of Thailand, regardless of the laws that may be applicable to it under the conflict of laws rules.

12.	JURISDICTION

Any dispute, controversy or claim arising out of or relating to this SPA, or the validity, breach or termination thereof, shall be settled by arbitration in accordance with the Arbitration Rules of the Thai Arbitration Institute, Office of the Judiciary, applicable at the time of submission of dispute to arbitration, and the conduct of arbitration thereof shall be under the auspices of the Thai Arbitration Institute. The place of arbitration shall be Bangkok, Thailand. The language of the arbitration shall be English. The prevailing Party in any arbitration shall be entitled to recover all costs and expenses actually incurred, including the costs of the arbitration, irrespective of the amount of the award. The award rendered by arbitration shall be final and binding upon the Parties.

13.	MISCELLANEOUS

13.1	Costs and Expenses. Save as otherwise provided in this SPA, (i) the Seller shall bear all costs, expenses, or fees however arising from or relating to this SPA (“Related Costs”) as incurred by the Seller, and (ii) the Purchaser shall bear all Related Costs as incurred by the Purchaser.

13.2	Notices. Save as otherwise provided in this SPA, any demand, notice or other communication (collectively, “Communications”) served by a Party (“Delivering Party”) to the other Party shall be made in writing and sent (i) in person, (ii) by e-mail, or (iii) by registered local or international mail of recognized courier. Communications shall be effective upon receipt and shall be deemed served and received (i) at the time of delivery (if delivered in person to the designated address), (ii) at the time of actual receipt by the recipient (if transmit by email), or at 17:00 (Bangkok, Thailand time) on the date of transmission (if the receiving Party rejects or refuses to accept the Communications by e-mail), (iii) three (3) business days from the date of delivery by a local courier or five (5) business days from the date of delivery by an international courier (if delivered by registered mail), or (iv) at the time the Delivering Party obtains evidence of delivery or evidence that delivery was refused or rejected from the delivery services (if delivered by registered mail), whichever of item (iii) or (iv) is earlier.

13.3	Severability. If any provisions (or parts thereof) of this SPA is held invalid, illegal, or unenforceable for any reason, such provision (or parts thereof) shall not affect the validity, legality, or enforceability of the other provisions (or other parts thereof) of this SPA. The Parties agree to revise or substitute such provision (or part thereof) to comply with the applicable laws, or exclude such provision (or part thereof), for this SPA to be interpreted to the truest intention of the Parties.

13.4	No Implied Waiver. Save as otherwise provided in this SPA, no waiver, or failure to exercise its right to require any performance, in this SPA shall be valid and effective except when executed in writing by the Party. No waiver of any provisions of this SPA shall constitute a waiver of any other provision, or any subsequent right or breach as available to that Party.

13.5	No Assignment. No Party may assign, transfer or delegate its right or obligation set forth in this SPA to any person without a prior written consent of the other Party.

13.6	No Agency. Nothing contained in this SPA shall be construed to cause an agency or any dependency relationship between the Parties. No Party shall have the right and authority to act on behalf of or bind the other Party through its act or otherwise, unless such authority is expressly granted in writing.

13.7	Entire Agreement. This SPA and other documents as contemplated hereunder shall constitute the entire agreement between the Parties concerning the subject matter hereof and shall supersede all prior communications between the Parties in connection with the subject matter hereof. In the event of discrepancy among the documents with respect to the matters as contemplated hereunder, this SPA shall prevail, unless otherwise agreed in writing by the Parties. Any amendment made to this SPA shall be valid and effective when executed in writing by the Parties.

13.8	Counterparts. This SPA may be executed in any numbers of counterparts, by respective Parties of this SPA on separate counterparts, each of which as so executed and exchanged shall constitute an original document, and all such separate counterparts shall constitute one and the same document.

[The remainder of this page is intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this SPA by their duly authorized representatives as of the date first above written.

HIDAKA HOLDINGS (2008) CO., LTD.

/s/ Yasuo Altitrungsiri
Name: Mr. Yasuo Altitrungsiri	- Company Seal-
Title: President

Witness

Name:

IN WITNESS WHEREOF, the Parties hereto have executed this SPA by their duly authorized representatives as of the date first above written.

KOEI JAPAN CO., LTD.

/s/ Masaru Iwamoto
Name: Mr. Masaru Iwamoto	- Company Seal-
Title: Representative Director

Witness

Name:

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